UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

Hainan Manaslu Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41474	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

B3406, 34F, West Tower, Block B Guorui Building, 11 Guoxing Avenue Haikou, Hainan Province, People’s Republic of China	570203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-898-65315786

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one redeemable warrant, and one right	HMACU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	HMAC	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant entitling the holder to purchase one ordinary share at a price of $11.50 per share	HMACW	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth of one ordinary share	HMACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2023, Hainan Manaslu Acquisition Corp. (the “Company”) issued an unsecured promissory note in the aggregate principal amount of $300,000 (the “Note”) to Bright Winlong LLC, the Company’s initial public offering sponsor (“Sponsor”) in exchange for Sponsor delivering such amount into the Company’s working capital account in order to meet the working capital needs of the Company. The Note does not bear interest and matures on the earlier of (i) December 31, 2023 or (ii) the closing of a business combination by the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promissory Note issued to the Sponsor dated March 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2023	Hainan Manaslu Acquisition Corp.

	By:	/s/ Zhifan Zhou
		Name:	Zhifan Zhou
		Title:	Chairman and Chief Executive Officer

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